THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

2007-MB1
WARRANT TO PURCHASE SHARES
OF THE COMMON STOCK OF

ASKMENOW, INC.

(Void after Expiration Date - July 31, 2010)

Issue Date: July 31, 2007

This certifies that Michael S. Brown, Esq. an individual resident in the State of California with a principal business address c/o California Lawyers Group, LLP. 16601 Ventura Boulevard, Suite 204, Encino, CA 91436 (or any valid transferee thereof, the “Holder”), for value received, shall be entitled to purchase from AskMeNow, Inc., a Delaware corporation having its principal place of business at 26 Executive Park, Suite 250, Irvine, California 92614 (together with its successors and assigns, the “Company”), subject to the terms and conditions set forth herein, One Hundred Thousand (100,000) fully paid and non-assessable shares of the Company’s common stock, par value $.01 per share (“Common Stock”), at a price equal to $.57 per share, at any time and from time to time commencing as of the issue date set forth above (the “Issue Date”) and continuing up to and including 12:00 p.m. (California time) on July 31, 2010 (“Expiration Date”); provided, however, if such date is not a Business Day, then on the Business Day immediately following such date. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter sometimes referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

The Holder expressly agrees and acknowledges that this Warrant is being issued in exchange and as consideration for the agreement of the Holder and California Lawyers Group, LLP (“CLG”) to reduce by twenty percent (20.0%) the fees charged for legal services rendered to date and to be rendered after the Issue Date hereof by the Holder and CLG on the Company’s behalf in connection with the IndyMacBank, F.S.B. litigation, such reduction hereafter to be reflected in invoices submitted by the Holder and/or CLG to the Company. In the event no such reduction is so reflected, this Warrant shall become immediately null and void and of no further force and effect, and the Company shall not be required to recognize any attempted exercise of this Warrant unless and until it has received such invoices evidencing such reduction.

1. Exercise; Issuance of Certificates; Payment for Shares.

1. General. This Warrant is exercisable upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with an exercise notice in substantially the form attached hereto as Schedule A duly completed and signed and, if applicable, upon payment in cash, certified or bank check or other immediately available funds of the aggregate Exercise Price for the number of Warrant Shares for which this Warrant is being exercised as determined in accordance with the provisions hereof. This Warrant is exercisable in whole or in part, in increments of 5,000 shares, and in no event shall any exercise hereof be for fewer than 5,000 Warrant Shares unless fewer than 5,000 Warrant Shares are then purchasable under this Warrant. In the case of the exercise for less than all of the Warrant Shares represented by this Warrant, the Company shall cancel this Warrant certificate upon the surrender hereof and shall execute and deliver a new Warrant certificate or certificates of like tenor for the balance of the Warrant Shares for which this Warrant has not yet been exercised. The Company agrees that the shares of Common Stock purchased under this Warrant shall be deemed to be issued to the Holder hereof, and the Holder deemed to be the record owner of such shares, as of immediately prior to the close of business on the date on which the exercise notice attached hereto as Schedule A is delivered, and this Warrant surrendered, to the Company as provided herein (such date, the “Exercise Date”). Certificates for the shares of Common Stock purchased upon exercise, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each Common Stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered on the Company’s books in the name(s) designated by such Holder.

1.2 Exercise for Cash. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Issue Date and prior to 12:00 Noon (California time) on the Expiration Date, for cash by delivery of the exercise notice attached hereto as Schedule A and surrender of this Warrant to the Company, together with proper payment of the aggregate Exercise Price payable hereunder for the Warrant Shares being purchased upon such exercise for cash. Payment for the Warrant Shares shall be made by cash, certified or bank check or wire transfer of immediately available funds to the Company. If this Warrant is exercised for cash in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the shares for which this Warrant has not yet been exercised, in accordance with Section 1.1 above. Upon surrender of this Warrant and payment in full of the aggregate Exercise Price for the Warrant Shares then being purchased upon such exercise for cash, the Company will issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled, and deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant, in accordance with Section 1.1 above.

1.3 Cashless Exercise. In lieu of exercising this Warrant for cash as set forth in Section 1.2 above, the Holder may at any time and from time to time elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or portion thereof) through a cashless exercise (a “Cashless Exercise”), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Holder’s duly executed exercise notice attached hereto as Schedule A that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of shares determined as follows:

X = Y * (A-B) / A

where:

X = the number of Warrant Shares to be issued to the Holder upon the Cashless Exercise;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price (as defined below) of one share of Common Stock as of the Exercise Date; and

B = the Exercise Price (as adjusted, if applicable).

“Market Price” means, for any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days immediately prior to such date. The “Closing Price” per share of Common Stock for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the “Over the Counter Market” (“OTC BB”), the NASDAQ National Market System, the New York Stock Exchange or the American Stock Exchange, as applicable. If on any such trading day or days such securities are not quoted by any such organization, such trading day or days shall be replaced for purposes of the foregoing calculation by the requisite trading day or days preceding the commencement of such 10 trading day period on which such securities are so quoted. If shares of Common Stock are not so listed or traded, the Market Price shall mean the fair value per share of Common Stock as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a notice to the Holder, based on (a) the most recently completed arm’s-length transaction between the Company and a person other than an existing shareholder or other affiliate of the Company, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the good faith reasonable judgment of the Board of Directors.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

1.4 Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock or other securities may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to any exercise hereunder.

2. Determination or Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

2.1 Subdivision or Combination of Common Stock. If at any time after the Issue Date hereof and prior to the exercise or Expiration Date hereof the Company shall subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined or reclassified into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.2 Dividends in Common Stock or Other Stock or Securities. If at any time or from time to time after the Issue Date hereof and prior to the exercise or Expiration Date hereof the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor, shares of Common Stock or any shares of capital stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, then and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock or other capital stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities which such Holder would hold on the date of such exercise had the Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities.

2.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time after the Issue Date hereof and prior to the exercise or Expiration Date hereof any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right, upon exercise of this Warrant, to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

2.4 No Adjustments in Certain Cases. No adjustment in the number of Warrant Shares purchasable pursuant to this Warrant shall be required unless the adjustment would require an increase or decrease of at least one percent (1.0%) in the number of Warrant Shares then purchasable upon the exercise of this Warrant. Except as provided in this Section 2, no other adjustments in the number, kind or price of shares constituting Warrant Shares shall be made during the term, or upon the exercise, of this Warrant. Further, no adjustments shall be made pursuant to this Section 2 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under, the Company’s director or employee benefit, option and incentive plans.

3. Issue Tax. The issuance of certificates for shares of Common Stock issuable upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or any Warrant Shares.

4. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote, give consent or receive notices as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant, the interest represented hereby, or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

5. Piggyback Registration Rights. If, at any time during the three-year period commencing on the date hereof, the Company proposes or is required to file a registration statement registering any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than on Form S-4 or Form S-8, or such other forms as the U.S. Securities and Exchange Commission may hereafter promulgate for registration of securities in transactions for which Form S-4 or Form S-8 may be used as of the date hereof), whether or not for its own account, the Company shall give at least 20 days prior written notice to the Holder of its intention to do so. Upon written request by the Holder within 10 days after receipt of such notice, the Company shall use its commercially reasonable efforts to include in the securities to be registered by such registration statement all Warrant Shares that the Holder indicates in such notice that the Holder desires to sell, subject to the following terms and conditions: (a) if such registration statement is for a prospective underwritten offering, the Holder shall agree to (i) enter into an underwriting agreement, if required, in customary form with the underwriter or underwriters selected by the Company, and (ii) sell the Holder’s securities, if the Company so requests, on the same basis and upon the same terms as the other securities covered by such registration statement, other than securities proposed to be registered by the holders of the Preferred Stock (as defined below), and provided that if the number of shares requested by the Holder to be registered in such offering exceeds the amount of shares which the underwriters reasonably believe is compatible with the success of such underwritten offering, the Company shall only be required to include in such offering that number of shares requested to be registered by the Holder as the underwriters believe will not jeopardize the success of such offering, (b) if the number of shares the Company is able to register is limited due to Rule 415 or other SEC shelf registration rules, the Company shall only be required to register the Warrant Shares the Holder elects to include on a pari passu basis with the other shares being registered, other than any shares proposed to be registered by the holders of the Preferred Stock; and (c) the Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the Holder or any other holder. The Company shall have exclusive control over the preparation and filing of any registration statement proposed to be filed under this Section 5 as well as any amendments and supplements thereto and the withdrawal or revocation thereof. The Company’s obligations pursuant to this Section 5 are subject to the Holder’s cooperation with respect to any such proposed registration, including but not limited to the provision of such information as may reasonably be requested by the Company, the underwriter(s) or any other authorized parties and the execution and delivery of such agreements (including indemnification and contribution agreements), instruments and documents as may be reasonably requested thereby, and the Holder’s compliance with all applicable laws. The Company shall pay all reasonable expenses incurred in connection with the registration contemplated hereby, including without limitation registration and filing fees, printing expenses, and fees and expenses of counsel for the Company. Notwithstanding the foregoing, underwriting discounts and commissions and transfer taxes relating to the Holder’s registered securities included in any registration hereunder, and all fees and expenses for counsel to the Holder, shall be borne and paid by the Holder. The registration rights and other rights granted in this Section 5 are not assignable, in whole or in part, without the prior written consent of the Company. Notwithstanding anything to the contrary set forth herein, the Holder hereby expressly agrees and acknowledges that any registration rights of the Holder hereunder are subordinate to those of the holders of the Company’s 10% (PIK) Series A Preferred Stock and the Company’s 10% (PIK) Series B Preferred Stock (together, the “Preferred Stock”) and warrants issued to such holders in connection with the purchase and sale of the Preferred Stock.

6. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

7. Transfer; Legends.

(a) The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant or the Warrant Shares, in whole or in part, so long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws, and provided that no sale, transfer, pledge or other disposition may be made to a competitor, direct or indirect, of the Company at any time. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the transfer notice attached hereto as Schedule B, indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within ten (10) business days of receiving a transfer notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder another Warrant(s) of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder another Warrant for the remaining number of Warrant Shares not so transferred. Until this Warrant is transferred on the books of the Company (with the Company’s consent), the Company may treat the person in whose name this Warrant is issued as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(b) Each Warrant and certificate representing Warrant Shares shall bear a legend substantially in the following form:

“THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the Act.

8. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (a) personal delivery, against written receipt thereof, (b) delivery via facsimile with written confirmation, (c) one business day after deposit with Federal Express or another nationally recognized overnight courier service, or (d) five business days after being mailed, postage paid, via certified or registered mail, return receipt requested, addressed to each of the other parties thereunto entitled, at the addresses set forth on in the introductory paragraph hereof or at such other addresses as a party may designate by 10 days advance written notice.

9. Binding Effect. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

10. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Delaware.

11. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or bond reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then-effective Market Price.

In Witness Whereof, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ____ day of September, 2007.

AskMeNow, Inc.,
a Delaware corporation

By:
	Name:	Darryl Cohen
	Title:	President and CEO
Address:
AskMeNow, Inc.
26 Executive Park, Suite 250
Irvine, CA 92614
	Phone:	(949) 861-2590
	Fax:	(949) 861-2591
E-mail: dcohen@askmenow.com

SCHEDULE A

EXERCISE NOTICE

Date: _________________, _______

AskMeNow, Inc.
Attn: Chief Executive Officer

Ladies and Gentlemen:

The undersigned hereby elects to exercise the Warrant issued to it by AskMeNow, Inc. (“Company”) dated ___________ __, 2007, which Warrant shall be surrendered herewith, and pursuant to the terms thereof hereby elects to exercise rights represented by said Warrant for, and to purchase thereunder, __________________ shares of the Company's Common Stock covered by said Warrant, at an Exercise Price of $____ per share, and tenders herewith payment of the purchase price in full for such shares of $_________, by:

(a)	cash, through the delivery of a certified or official bank check, or wire transfer or immediately available funds; or

(b)	exercising the Cashless Exercise right provided under Section 1.3 of the Warrant by the surrender of said Warrant.

The undersigned hereby requests that certificates for such shares (or any other securities or other property issuable upon such exercise) be issued in the name of and delivered to the undersigned at the address set forth below, or as otherwise set forth below.

Very truly yours,

Name:
Address:

SCHEDULE B

TRANSFER NOTICE

To Be Executed by the Holder
in Order to Assign Warrants

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of AskMeNow, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

The undersigned hereby irrevocably constitutes and appoints the Chief Executive Officer of the Company as the undersigned’s attorney to transfer this Warrant certificate on the books of the Company, with full power of substitution in the premises.

Dated:	Signature:

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17A under the Securities Exchange Act of 1934, as amended.